UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  January 15, 2008 (January 14, 2008)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 14, 2008 Overstock.com, Inc. (the “Company”) entered into a Second Amendment (the “Amendment”) to the Loan and Security Agreement dated December 12, 2005 (the “Loan Agreement”) with Wells Fargo Retail Finance, LLC (“WFRF”).  The Amendment decreases the Company’s expenses and reporting obligations under the Loan Agreement until the Company requests funds under the Loan Agreement, and provides that, in addition to other conditions to any advance under the Loan Agreement, the Company must give 45 days advance notice and pay a $50,000 fee to WFRF, and WFRF must receive other information and an audit and appraisal satisfactory to WFRF.  The Amendment is filed as Exhibit 10.1 hereto and reference is hereby made to the text of the Amendment.  We have a separate credit agreement with Wells Fargo Bank, N.A., and certain of our officers and directors have banking relationships with Wells Fargo Bank, N.A.

Item 9.01                                             Financial Statements and Exhibits

(d)	Exhibits.	10.1	Second Amendment dated January 14, 2008 to Loan and Security Agreement dated December 12, 2005.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Senior Vice President, Finance
Date: January 15, 2008